20150091021 9

OBE MERG

State of California
Secretary of State

Certificate of Merger

(California Corporations Code sections 1113(g), 3203(g), 6019.1, 8019.1, 9640, 12540.1, 15911.14, 16915(b) and 17710.14)

IMPORTANT — Read all instructions before completing this form.

FILED
Secretary of State
State of California
SEP 23 2019

This Space For Filing Use Only

1. NAME OF SURVIVING ENTITY	2. TYPE OF ENTITY	3. CA SECRETARY OF STATE FILE NUMBER	4. JURISDICTION
Cann American Corp	Corporation		Wyoming
5. NAME OF DISAPPEARING ENTITY	**6. TYPE OF ENTITY**	**7. CA SECRETARY OF STATE FILE NUMBER**	**8. JURISDICTION**
Cann American Holdings, LLC	LLC	201500910219	California

9. THE PRINCIPAL TERMS OF THE AGREEMENT OF MERGER WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. (IF A VOTE WAS REQUIRED, SPECIFY THE CLASS AND THE NUMBER OF OUTSTANDING INTERESTS OF EACH CLASS ENTITLED TO VOTE ON THE MERGER AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS. ATTACH ADDITIONAL PAGES, IF NEEDED.)

SURVIVING ENTITY		DISAPPEARING ENTITY	
CLASS AND NUMBER	PERCENTAGE VOTE REQUIRED	CLASS AND NUMBER	PERCENTAGE VOTE REQUIRED
No Vote Require Per Wyoming	0	1 Member	100%

10. IF EQUITY SECURITIES OF A PARENT PARTY ARE TO BE ISSUED IN THE MERGER, CHECK THE APPLICABLE STATEMENT.

☑ No vote of the shareholders of the parent party was required. ☐ The required vote of the shareholders of the parent party was obtained.

11. IF THE SURVIVING ENTITY IS A DOMESTIC LIMITED LIABILITY COMPANY, LIMITED PARTNERSHIP, OR PARTNERSHIP, PROVIDE THE REQUISITE CHANGES (IF ANY) TO THE INFORMATION SET FORTH IN THE SURVIVING ENTITY'S ARTICLES OF ORGANIZATION, CERTIFICATE OF LIMITED PARTNERSHIP OR STATEMENT OF PARTNERSHIP AUTHORITY RESULTING FROM THE MERGER. ATTACH ADDITIONAL PAGES, IF NECESSARY.

12. IF A DISAPPEARING ENTITY IS A DOMESTIC LIMITED LIABILITY COMPANY, LIMITED PARTNERSHIP, OR PARTNERSHIP, AND THE SURVIVING ENTITY IS NOT A DOMESTIC ENTITY OF THE SAME TYPE, ENTER THE PRINCIPAL ADDRESS OF THE SURVIVING ENTITY.

PRINCIPAL ADDRESS OF SURVIVING ENTITY	CITY AND STATE	ZIP CODE
1740H Dell Range Blvd #166	Cheyenne, WY	82009

13. OTHER INFORMATION REQUIRED TO BE STATED IN THE CERTIFICATE OF MERGER BY THE LAWS UNDER WHICH EACH CONSTITUENT OTHER BUSINESS ENTITY IS ORGANIZED. ATTACH ADDITIONAL PAGES, IF NECESSARY.
Attached

14. STATUTORY OR OTHER BASIS UNDER WHICH A FOREIGN OTHER BUSINESS ENTITY IS AUTHORIZED TO EFFECT THE MERGER.
Wyoming Statute 17-16-1105

15. FUTURE EFFECTIVE DATE, IF ANY
____ - ____ - ____
(Month) (Day) (Year)

16. ADDITIONAL INFORMATION SET FORTH ON ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE PART OF THIS CERTIFICATE.

17. I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

Jason Black — 09/18/2019 — Jason Black, President/CEO
SIGNATURE OF AUTHORIZED PERSON FOR THE SURVIVING ENTITY — DATE — TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

SIGNATURE OF AUTHORIZED PERSON FOR THE SURVIVING ENTITY — DATE — TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

Jason Black — 09/18/2019 — Jason Black, Single Member
SIGNATURE OF AUTHORIZED PERSON FOR THE DISAPPEARING ENTITY — DATE — TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

SIGNATURE OF AUTHORIZED PERSON FOR THE DISAPPEARING ENTITY — DATE — TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

For an entity that is a business trust, real estate investment trust or an unincorporated association, set forth the provision of law or other basis for the authority of the person signing: